UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

39-2079974

(I.R.S. Employer Identification No.)

Nevada

(State or Other Jurisdiction of Incorporation of Organization)

1490 N.E. Pine Island Road, Suite 5D, Cape Coral, FL 33909

(Address of principal executive offices) (ZIP Code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Copies of correspondence to:

Gregory C. Yadley, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Ste. 2800

Tampa, FL 33602

Telephone: (813) 229-7600

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1. Description of Registrant’s Securities to be Registered.

This Amendment No. 3 to Registration Statement on Form 10/A amends and supplements the information set forth in the Registration Statement on Form 10 (File No. 17836895) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 12, 2017, as amended by Amendment No. 1 to Registration Statement filed by the Company with the Commission on June 27, 2017, and Amendment No. 2 to Registration Statement filed by the Company with the Commission on November 21, 2018 (as amended, the “Registration Statement”), in connection with the preferred stock purchase rights (the “Rights”) distributed to the shareholders of the Company pursuant to the Shareholder Rights Agreement dated as of February 16, 2017 between the Company and Broadridge Corporate Issuer Solutions, Inc. in substitution for Vstock Transfer, LLC as Rights Agent, as amended (the “Rights Agreement”). The description of the Rights in the Registration Statement is incorporated by reference herein and amended hereby.

Amendment to Rights Agreement

The information incorporated by reference into this Amendment No. 3 to Registration Statement on Form 10 from Item 1 of the Registration Statement is hereby amended by adding the following text:

On February 12, 2021, the Company and the Rights Agent entered into an Amendment to Rights Agreement, dated as of February 11, 2021 (the “Amendment”). The Amendment amends the definition of “Final Expiration Date” from the close of business on February 15, 2021 to the close of business on February 15, 2023.

The preceding summary of the principal terms of the Amendment is a general description only and is subject to the detailed terms and conditions of the Amendment, which is incorporated herein by reference to Exhibit 4.2 to this Amendment No. 3 to Registration Statement on Form 10.

Item 2. Exhibits.

Exhibit No.	Title	Method of filing
2.1	Agreement and Plan of Merger, dated as of November 10, 2014, by and among Priced In Corp., Priced in Corp. Subsidiary, Tigrent Inc. and Legacy Education Alliance Holdings, Inc.	Incorporated by reference to Exhibit 2.1 in the Company’s Form 8-K filed with the SEC on November 10, 2014.
3.1	Second Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 in the Company’s Form 8-K filed with the SEC on November 10, 2014.
3.2	Certificate of Designation of Registrant	Incorporated by reference to Exhibit 3.1 in the Company’s Form 8-K filed with the SEC on February 17, 2017.
3.3	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 in the Company’s Form 8-K filed with the SEC on November 10, 2014.
3.4	Amendment to Bylaws of Registrant	Incorporated by reference to Exhibit 3.2 in the Company’s Form 8-K filed with the SEC on February 17, 2017.
3.5	Amendment to Bylaws of Registrant.	Incorporated by reference to Exhibit 3.1 in the Company’s Form 8-K filed with the SEC on January 12, 2018.
4.1	Rights Agreement dated as of February 16, 2017, between Legacy Education Alliance, Inc. and VStock Transfer, LLC.	Incorporated by reference to Exhibit 4.1 in the Company’s Form 8-K filed with the SEC on February 17, 2017.
4.2	Amendment to Rights Agreement dated as of November 12, 2018, between Legacy Education Alliance, Inc. and Broadridge Corporate Issuer Solutions, Inc. in substitution for VStock Transfer, LLC as Rights Agent.	Incorporated by reference to Exhibit 4.1 in the Company’s Form 8-K filed with the SEC on November 16, 2018.
4.3	Amendment to Rights Agreement dated as of February 11, 2021, between Legacy Education Alliance, Inc. and Broadridge Corporate Issuer Solutions, Inc. in substitution for VStock Transfer, LLC as Rights Agent.	Incorporated by reference to Exhibit 4.1 in the Company’s Form 8-K filed with the SEC on February 12, 2021
10.1	Bill of Sale, Assignment and Assumption Agreement dated as of September 10, 2014, by and between Tigrent Inc. and Legacy Education Alliance Holdings, Inc.	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on November 10, 2014.

Exhibit No.	Title	Method of filing
10.2	Form of Indemnification Agreement	Incorporated by reference to Exhibit 10.2 in the Company’s Form 8-K filed with the SEC on November 10, 2014.
10.3	Talent Endorsement Agreement with Robbie Fowler, dated January 1, 2015.	Incorporated by reference to Exhibit 10.9 in the Company’s Form 10/A filed with the SEC on June 27, 2017.
10.4	Talent Endorsement Agreement with Martin Roberts, dated April 20, 2017.	Incorporated by reference to Exhibit 10.10 in the Company’s Form 10/A filed with the SEC on June 27, 2017.
10.5	2015 Incentive Plan	Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Shareholders filed with the SEC on June 16, 2015.
10.6	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on June 17, 2015.
10.7	Form of Warrant	Incorporated by reference to Exhibit 10.3 in the Company’s Form 8-K filed with the SEC on June 17, 2015.
10.8	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (2015 Incentive Plan)	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on July 22, 2015.
10.9	Separation Agreement dated April 18, 2019, by and between Legacy Education Alliance, Inc., and Anthony C. Humpage	Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 22, 2019.
10.10	Separation Agreement dated June 14, 2019, by and between Legacy Education Alliance, Inc., and Christian A. Baeza	Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 18, 2019.
10.11	Employment Agreement, dated September 1, 2017, by and between Legacy Education Alliance, Inc., and James E. May.	Incorporated by reference to Exhibit 10.3 in the Company’s Form 8-K filed with the SEC on September 6, 2017.
10.12	Employment Agreement, dated October 18, 2017, by and between Legacy Education Alliance, Inc., and Iain Edwards.	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on October 20, 2017.
10.13	Settlement Agreement and Release dated October, 31, 2017 among Elite Legacy Education, Inc.; Rich Dad Education, LLC; and Tigrent Enterprises, Inc. and the other parties thereto.	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on November 1, 2017.
10.14	Royalty Payment Agreement dated March 15, 2013	Incorporated by reference to Exhibit 10.5 in the Company’s Form 8-K/A filed with the SEC on February 11, 2015.
10.15	License Agreement with Rich Dad Operating Company, LLC, dated September 1, 2013	Incorporated by reference to Exhibit 10.6 in the Company’s Form 8-K/A filed with the SEC on February 11, 2015.
10.16	Settlement and Amendment to the 2013 License Agreement, dated April 22, 2014	Incorporated by reference to Exhibit 10.7 in the Company’s Form 8-K/A filed with the SEC on February 11, 2015.
10.17	Second Amendment to Rich Dad Operating Company, LLC License Agreement, dated January 25, 2018.	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on January 29, 2018.
10.18	Mutual Waiver and Release of Claims, dated January 25, 2018.	Incorporated by reference to Exhibit 10.2 in the Company’s Form 8-K filed with the SEC on January 29, 2018.
10.19	Talent Endorsement Agreement with Robbie Fowler, dated January 1, 2015	Incorporated by reference to Exhibit 10.9 in the Company’s Form 10 filed with the SEC on May 12, 2017.
10.20	Talent Endorsement Agreement with Martin Roberts, dated April 20, 2017.	Incorporated by reference to Exhibit 10.10 in the Company’s Form 10 filed with the SEC on May 12, 2017.
10.21	2015 Incentive Plan	Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Stockholders filed with the SEC on June 16, 2015.

Exhibit No.	Title	Method of filing
10.22	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on June 17, 2015.
10.23	Form of Warrant	Incorporated by reference to Exhibit 10.3 in the Company’s Form 8-K filed with the SEC on June 17, 2015.
10.24	+Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (2015 Incentive Plan)	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on July 22, 2015.
10.25	Settlement Agreement and Release dated October 31, 2017 among Elite Legacy Education, Inc.; Rich Dad Education, LLC; and Tigrent Enterprises, Inc. and the other parties thereto.	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on November 1, 2017.
10.26	December 23, 2019, Real Estate Education Training Program Development Agreement by and between Legacy Education Alliance Holdings, Inc., and T&B Seminars, Inc.	Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 30, 2019.
10.27	Bankruptcy or Receivership of Legacy UK	Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 21, 2019.
10.28	Employment Agreement, dated March 18, 2020, by and between Legacy Education Alliance, Inc., and Vanessa Guzmán-Clark.	Incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on March 20, 2020.
14.1	Code of Business Conduct and Ethics	Incorporated by reference to Exhibit 14.1 in the Company’s Form 10-K filed with the SEC on March 28, 2016.
21.1	List of Subsidiaries	File Herewith.
99.1	Elite Legacy Education UK LTD, Proposal for a Company Voluntary Arrangement	Incorporated by reference to Exhibit 99.1 in the Company’s Form 8-K filed with the SEC on January 15, 2021.

+	Executive management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: February 12, 2021	By:	/s/ James E. May

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